Exhibit 99

http://www.crownandersen.com

a2k@crownandersen.com

May 26, 2004	Press Release #131
Peachtree City, Georgia USA	FOR IMMEDIATE RELEASE

Crown Andersen Inc. Receives Nasdaq Marketplace Rule 4310(c)(14) Letter

PEACHTREE CITY, GEORGIA – May 26, 2004—Crown Andersen Inc. (Nasdaq: CRAN), today announced, in conformance with Nasdaq’s Marketplace Rule 4815(b), that it has received a letter from Nasdaq indicating that Crown Andersen does not comply with Marketplace Rule 4310(c)(14) because the company failed to timely file its Form 10-QSB for the quarter ended March 31, 2004. The letter indicated that the Nasdaq Listing Qualifications Panel will consider the filing delinquency in rendering its decision whether to delist the company’s common stock. Since the date of the Nasdaq letter, the company filed its quarterly report on Form 10-QSB. The filing was made on May 24, 2004. The company has notified Nasdaq of the filing.

About Crown Andersen

Crown Andersen Inc., through its subsidiaries, designs, manufactures, sells and installs a wide range of industrial air pollution control and air handling systems, product recovery equipment, and a complete line of medical, chemical and industrial waste treatment equipment and systems.

FOR FURTHER INFORMATION CONTACT:

RANDALL H. MORGAN, CHIEF FINANCIAL OFFICER

CROWN ANDERSEN INC.

306 DIVIDEND DRIVE

PEACHTREE CITY, GEORGIA 30269